Exhibit 10.3

STRIVE ENTERPRISES, INC.

2022 EQUITY INCENTIVE PLAN

N OTICE OF RESTRICTED STOCK UNIT AWARD

Name: [FIRST LAST]

You (the “Grantee”) have been granted an award of Restricted Stock Units (the “RSUs”), subject to the terms and conditions of the Strive Enterprises, Inc. Amended and Restated 2022 Equity Incentive Plan (the “Plan”), as may be amended and restated from time to time, and the attached Restricted Stock Unit Agreement, including any and all exhibits and appendices thereto (the “RSU Agreement”), as set forth below. Each RSU represents a contingent right to receive one share of the Company’s Class B Non-Voting Common Stock. Unless otherwise defined in this Notice of Restricted Stock Unit Award (this “Notice”), the terms used in this Notice shall have the meanings defined in the Plan.

Total Number of RSUs:	[XXX]

RSU Grant Date:	[XXX XX], 20[XX]

Expiration Date:	[XXX XX], 20[XX]

Vesting:	The RSUs are subject to both a time-based vesting condition (the “Time Condition”) and a performance-based vesting condition (the “Performance Condition”) described in paragraphs (a) and (b) below, both of which must be satisfied prior to the Expiration Date before the RSUs will be deemed vested.

(a) Time Condition. Except as otherwise provided in the RSU Agreement, so long as your Continuous Service does not terminate, the Time Condition shall be satisfied (i) as to 25% of the RSUs on the first anniversary of the RSU Grant Date and (ii) as to 6.25% of the RSUs on each of the next 12 quarterly anniversaries thereafter (each such date, a “Time-Based Vesting Date”).

(b) Performance Condition. The Performance Condition shall be satisfied on the earlier to occur of (i) a Liquidity Event or (ii) an IPO, in either case, occurring prior to the Expiration Date (each such date, a “Performance-Based Vesting Date”). “Liquidity Event” means the occurrence of a Change in Control, provided that such Change in Control constitutes a “change in control event” for purposes of Section 409A of the Code. “IPO” means the closing of the Company’s first firm commitment underwritten initial public offering of Common Stock pursuant to a registration statement filed under the Securities Act.

By accepting this Notice, you acknowledge that the vesting of the RSUs granted pursuant to this Notice and the RSU Agreement is conditioned on the satisfaction of both of the Time Condition and the Performance Condition.

(c) Vesting Date. Each date as of which both the Time Condition and the Performance Condition have been satisfied with respect to any RSUs shall be referred to as a “Vesting Date.” For the avoidance of doubt, the Vesting Date with respect to any RSUs shall be the date upon which the last of such conditions has been satisfied with respect to such RSUs. No Vesting Date shall occur after the Expiration Date. To the extent the RSUs have not satisfied both the Time Condition and the Performance Condition as of the Expiration Date, such RSUs shall expire on the Expiration Date and be of no further force or effect.

(d) Fractional RSUs. If application of the vesting schedule set forth above would cause vesting of a fractional RSU, then such vesting shall be rounded down to the nearest whole RSU and shall cumulate with any other fractional RSUs and such fractions shall vest as they aggregate into a whole RSU.

Acknowledgement/Acceptance: By your acceptance of this Notice through the Company’s online acceptance procedure (or by your signature and the signature of the Company’s representative on this Notice), you and the Company agree that the RSUs are granted under and governed by the terms and conditions of this Notice, the RSU Agreement and the Plan. You acknowledge that you have received a copy of the RSU Agreement and the Plan and have read this Notice, the RSU Agreement and the Plan in their entirety.

If you do not accept this Notice within 60 days of the RSU Grant Date, the award of RSUs may be cancelled.

GRANTEE	STRIVE ENTERPRISES, INC.

Name: [FIRST LAST]	Name:	[FIRST LAST]
	Title:	[TITLE]

STRIVE ENTERPRISES, INC.
2022 EQUITY INCENTIVE PLAN

RESTRICTED STOCK UNIT AGREEMENT

The Grantee has been granted Restricted Stock Units (“RSUs”) subject to the terms and conditions of the Strive Enterprises, Inc. Amended and Restated 2022 Equity Incentive Plan (the “Plan”), as may be amended and restated from time to time, the Notice of Restricted Stock Unit Award (the “Notice”) and this Restricted Stock Unit Agreement, including any and all exhibits and appendices hereto (the “RSU Agreement”). Unless otherwise defined in this RSU Agreement, the terms used herein shall have the meanings defined in the Plan or the Notice, as applicable.

1. No Shareholder Rights. Unless and until such time as shares of the Company’s Class B Non-Voting Common Stock (the “Shares”) are issued in settlement of RSUs that have satisfied both the Time Condition and the Performance Condition set forth in the Notice, in each case, prior to the Expiration Date (the “Vested RSUs”), neither the Grantee nor any person claiming under or through the Grantee will have any of the rights or privileges of a Shareholder, nor ownership of the Shares underlying the RSUs, nor any right to dividends with respect to such Shares. Prior to actual payment in settlement of any Vested RSU, such RSU will represent an unsecured obligation of the Company payable (if at all) from the general assets of the Company.

2. Grantee’s Representations. If at any time the Shares are not registered under the Securities Act, and/or there is no current prospectus in effect under the Securities Act with respect to the Shares, the Grantee shall execute, prior to the delivery of any Shares to the Grantee by the Company pursuant to this RSU Agreement, an agreement (in such form as the Company may specify) in which the Grantee represents and warrants that the Grantee is acquiring the Shares delivered pursuant to this RSU Agreement for the Grantee’s own account, for investment only and not with a view to the resale or distribution thereof, and represents and agrees that any subsequent offer for sale or distribution of any kind of such Shares shall be made only pursuant to either (a) a registration statement on an appropriate form under the Securities Act, which registration statement has become effective and is current with regard to the Shares being offered or sold, or (b) a specific exemption from the registration requirements of the Securities Act, but in claiming such exemption, the Grantee shall, prior to any offer for sale of such Shares, obtain a prior favorable written opinion, in form and substance satisfactory to the Company, from counsel for or approved by the Company, as to the applicability of such exemption thereto.

3. Dividend Equivalents. Cash dividends or equivalents, if any, shall not be credited to the Grantee during the life of the RSUs.

4. Termination of Continuous Service.

(a) Termination for Cause. If (i) the Grantee’s Continuous Service is terminated by the Company for Cause, or (ii) after the termination of the Grantee’s Continuous Service, the Grantee is found to have engaged in conduct (before or after the date of such termination) that constitutes or would have constituted Cause, any RSUs that have not yet been settled as of such time (whether vested or unvested) shall automatically and without notice terminate and be forfeited, and neither the Grantee nor any of his or her successors, heirs, assigns, or personal representatives will thereafter have any further rights or interests in such forfeited RSUs. In addition, the Board may require the Grantee to return to the Company any cash or Shares the Grantee received with respect to the settlement of the RSUs; provided that, if the Grantee disposed of any Shares the Grantee received with respect to the settlement of the RSUs, the Board may require the Grantee to pay to the Company, in cash, the fair market value of such Shares as of the date of disposition. The Board shall exercise the right of recoupment provided for in this Section 4(a) within 180 days after the Board’s discovery of the applicable activity constituting Cause or within any other period permitted pursuant to any applicable clawback or recoupment policy or as permitted by applicable law. For purposes of this RSU Agreement, (x) “Cause” has the meaning set forth in any employment agreement or other individual agreement to which the Grantee and the Company are parties, or (y) if there is no such agreement or if such agreement does not define “Cause,” “Cause” has the meaning set forth in the Plan.

(b) Termination Other Than for Cause. Except as provided in Section 4(c), if the Grantee’s Continuous Service terminates for any reason other than due to a termination by the Company for Cause prior to the satisfaction of the Time Condition set forth in the Notice, any RSUs that have not satisfied the Time Condition as of the date of such termination shall automatically and without notice terminate and be forfeited, and neither the Grantee nor any of his or her successors, heirs, assigns, or personal representatives will thereafter have any further rights or interests in such forfeited RSUs. Any RSUs that have satisfied the Time Condition as of such termination date shall remain subject to the Performance Condition set forth in the Notice, but shall expire and be of no further force or effect on the Expiration Date.

(c) Termination Without Cause Following Change in Control. Notwithstanding the provisions of Section 4(b), if the Grantee’s Continuous Service is terminated by the Company or its Affiliates (or their successors) for any reason other than Cause within 12 months after the date of the consummation of a Change in Control, any RSUs that have not satisfied the Time Condition as of the date of such termination shall immediately be deemed to have satisfied the Time Condition, and the date of such termination shall be the Time-Based Vesting Date of such RSUs for purposes of this RSU Agreement.

5. Settlement of RSUs. The Company shall issue to the Grantee on the following date(s) a number of Shares equal to the aggregate number of Vested RSUs: (a) if the Vesting Date occurs as a result of an IPO, the Shares shall be issued no later than the earlier to occur of the first trading day following the end of the Lock-Up Period (as defined below) and March 15th of the year following the calendar year in which the Vesting Date occurred; (b) if the Vesting Date occurs as a result of a Liquidity Event, the Shares shall be issued no later than 30 days following the Vesting Date; and (c) if the Vesting Date is a Time- Based Vesting Date that occurs following a Performance-Based Vesting Date, the Shares shall be issued no later than March 15th of the year following the calendar year in which the Vesting Date occurred. Upon the issuance of the Shares, the Grantee shall thereafter have all the rights of a Shareholder of the Company with respect to such Shares, subject to the lock-up agreement described in Section 7 of this RSU Agreement. With respect to all RSUs covered by this RSU Agreement, in no event will the Grantee be permitted, directly or indirectly, to specify the taxable year of payment in settlement of any RSUs. By accepting the award of RSUs, the Grantee agrees that any obligation of the Company to deliver Shares upon settlement of the RSUs shall be subject to the Grantee entering into any shareholders agreement or other agreement with respect to the Grantee’s rights and obligations as a shareholder as the Company may require, and the Grantee acknowledges that any such Shares shall be subject to the terms and conditions set forth in any such agreement.

6. Transfer Restrictions.

(a) RSUs Not Transferable. The RSUs and any interest therein shall not be transferred in any manner other than by will or by the laws of descent and distribution. The terms of this RSU Agreement shall be binding upon the executors, administrators, heirs, successors and assigns of the Grantee.

(b) Beneficiary Designation. Notwithstanding the provisions of subsection (a) above, if permitted by the Company, the Grantee may designate a beneficiary or beneficiaries to exercise the rights of the Grantee and receive any property distributable with respect to Vested RSUs upon the death of the Grantee. Such a designation shall be made in the manner established by the Company from time to time. Any distribution or delivery to be made to the Grantee under this RSU Agreement will, if the Grantee is then deceased, be made to the Grantee’s designated beneficiary, or if no beneficiary survives the Grantee the administrator or executor of the Grantee’s estate. Any such transferee must furnish the Company with (i) written notice of his or her status as transferee and (ii) evidence satisfactory to the Company to establish the validity of the transfer and compliance with any laws or regulations pertaining to such transfer.

(c) Limitations on Transfer of Shares. In addition to any other limitation on transfer created by applicable securities laws and except as permitted by this RSU Agreement, the Grantee shall not, directly or indirectly, transfer, assign, pledge, encumber, hypothecate or otherwise dispose of or encumber (including any conveyance of any economic or pecuniary interest in) the RSUs or any interest in the RSUs or the Shares issued or to be issued pursuant to this RSU Agreement (collectively, “securities”) without the prior written consent of the Company, which consent may be provided or withheld in its sole discretion.

(d) Prohibited Transfers. For purposes of the transfer restrictions set forth in this Section 6, securities shall be deemed to be “transferred” in (i) any sale, assignment, transfer, conveyance, hypothecation, gift or other transfer or disposition of securities or any legal or beneficial interest in such securities, whether or not for value and whether voluntary or involuntary or by operation of law, including, without limitation, a transfer of any securities to a broker or other nominee (regardless of whether there is a corresponding change in beneficial ownership), or the transfer of, or entering into a binding agreement with respect to, voting control over such securities by proxy or otherwise, (ii) any hedging or other transaction which is designed to or which reasonably could be expected to lead to or result in a sale or disposition of any securities, even if any securities of the Company would be disposed of by someone other than the Grantee, (iii) any transaction involving any short sale or any purchase, sale or grant of any right (including, without limitation, any put or call option) with respect to any securities or with respect to any securities that includes, relates to, or derives any significant part of its value from any securities, or (iv) any other transaction by the Grantee related to or affecting the ownership, possession or other rights (voting, economic or otherwise) of securities that the Company, in good faith, deems transferred.

(e) Restrictions Binding on Transferees. In the case of any transfer consented to by the Company or otherwise permitted by this RSU Agreement, the transferee, assignee, or other recipient shall receive and hold the securities subject to the provisions of this Section 6, and there shall be no further transfer of such securities except in accordance with this Section 6.

(f) Insider Trading Policies and Laws. The Grantee shall comply with the Company’s insider trading policy and code of conduct (or related policies) as may be adopted or amended from time to time by the Board (or a duly authorized committee thereof) (the “Policies”). To the extent the Grantee is not an employee of the Company, the Grantee shall comply with the Policies in the same manner as if the Grantee were deemed an employee of the Company as defined in the Policies. In addition, the Grantee shall comply with any applicable insider trading restrictions under securities laws, market abuse laws and/or other similar laws in the United States and in the Grantee’s country of residence (if different).

(g) Expiration of Restrictions. The restrictions in this Section 6 shall terminate upon the earlier to occur of (i) the closing of a Liquidity Event or (ii) immediately prior to an IPO.

7. Lock-Up Agreement.

(a) In addition to any other limitation on transfer or other restrictions set forth in Section 6 of this RSU Agreement, in connection with an IPO and upon request of the Company or the underwriters managing any underwritten offering of the Company’s securities, the Grantee hereby agrees not to offer, pledge, sell, contract to sell, make any short sale of, loan, grant any option, warrant or right for the purchase of, purchase any option or contract to sell, lend, or otherwise transfer or dispose of, directly or indirectly, any securities of the Company however and whenever acquired (other than those included in the registration), or enter into any swap, hedging, or other arrangement that transfers to another, in whole or in part, any of the economic consequences of ownership of any securities of the Company held by the Grantee (other than those included in the registration) without the prior written consent of the Company or such underwriters, as the case may be, for such period of time (the “Lock-Up Period”) from the effective date of such registration as may be requested by the Company or such managing underwriters (or such other period as may be requested by the Company or the underwriters to accommodate regulatory restrictions) and to execute an agreement reflecting the foregoing as may be requested by the underwriters at the time of the public offering. The restrictions contemplated under this Section 7 shall apply without regard to whether the restrictions set forth in Section 6 have expired.

(b) In addition, if requested by the Company or the representative of the underwriters of Common Stock (or other securities) of the Company, the Grantee shall provide, within ten (10) days of such request, such information as may be required by the Company or such representative in connection with the completion of any public offering of the Company’s securities pursuant to a registration statement filed under the Securities Act. The obligations described in this Section 7 shall not apply to a registration relating solely to employee benefit plans on Form S-1 or Form S-8 or similar forms that may be promulgated in the future, or a registration relating solely to a Commission Rule 145 transaction on Form S-4 or similar forms that may be promulgated in the future. The Company may impose stop-transfer instructions with respect to the shares of Common Stock (or other securities) subject to the foregoing restriction until the end of the Lock-Up Period. The Grantee agrees that any transferee of this award of RSUs or Shares acquired pursuant to this award of RSUs shall be bound by this Section 7.

8. Responsibility for Taxes.

(a) The Grantee acknowledges that, regardless of any action taken by the Company or, if different, the Grantee’s employer (the “Employer”), the ultimate liability for all income tax, social insurance, payroll tax, fringe benefits tax, payment on account or other tax-related items related to the Grantee’s participation in the Plan and legally applicable to the Grantee (“Tax-Related Items”) is and remains the Grantee’s responsibility and may exceed the amount actually withheld by the Company or the Employer. The Grantee further acknowledges that the Company and the Employer (i) make no representations or undertakings regarding the treatment of any Tax-Related Items in connection with any aspect of the RSUs, and (ii) do not commit to and are under no obligation to structure the terms of the grant or any aspect of the RSUs to reduce or eliminate the Grantee’s liability for Tax-Related Items or achieve any particular tax result. Further, if the Grantee is subject to Tax-Related Items in more than one jurisdiction, the Grantee acknowledges that the Company and/or the Employer (or former employer, as applicable) may be required to withhold or account for Tax-Related Items in more than one jurisdiction.

(b) Prior to any relevant taxable or tax withholding event, as applicable, the Grantee agrees to make arrangements satisfactory to the Company and/or the Employer to satisfy all Tax-Related Items. The Company, in its sole discretion and pursuant to such procedures as it may specify from time to time, may permit the Grantee to satisfy such Tax-Related Items, in one or more of the following methods to the extent permissible by applicable law: (i) paying cash, (ii) electing to have the Company withhold otherwise deliverable Shares having a fair market value equal to the amount of such Tax-Related Items, (iii) withholding the amount of such Tax-Related Items from the Grantee’s wages or other cash compensation paid to the Grantee by the Company and/or the Employer, (iv) delivering to the Company already vested and owned Shares having a fair market value equal to such Tax-Related Items, (v) selling a sufficient number of such Shares otherwise deliverable to the Grantee through such means as the Company may determine in its sole discretion (whether through a broker or otherwise) equal to the amount of the Tax-Related Items, or (vi) by such other method as may be permitted by the Plan and the Company.

(c) Finally, the Grantee agrees to pay to the Company or the Employer any amount of Tax-Related Items that the Company or the Employer may be required to withhold or account for as a result of the Grantee’s participation in the Plan that cannot be satisfied by any of the means previously described. Notwithstanding any contrary provision of the Plan, the Notice of Grant or of this RSU Agreement, if the Grantee fails to make satisfactory arrangements for the payment of any Tax-Related Items when due, the Grantee permanently will forfeit the RSUs on which the Tax-Related Items were not satisfied and also will permanently forfeit any right to receive shares of Common Stock thereunder. In that case, the RSUs will be returned to the Company at no cost to the Company.

9. Section 409A of the Code. It is the intent that the RSUs shall be either exempt from or compliant with the requirements of Section 409A of the Code, and any successor Code, and related rules, regulations and interpretations, and the RSUs shall be interpreted, construed and operated to reflect this intent. Solely for purposes of Section 409A of the Code, each issuance of Shares on (or following) a Vesting Date shall be considered a separate payment. The Company reserves the right, to the extent the Company deems necessary or advisable in its sole discretion, to unilaterally amend or modify this RSU Agreement as may be necessary to ensure that the RSUs qualify for the exemption from, or comply with the requirements of, Section 409A or to mitigate any additional tax, interest and/or penalties or other adverse tax consequences that may apply under Section 409A if compliance is not practical; provided, however, that the Company makes no representation that the RSUs will be exempt from or will comply with Section 409A of the Code, and makes no undertaking to amend the terms of the RSUs to preclude Section 409A of the Code from applying to the RSUs or to ensure that the RSUs comply with Section 409A of the Code. Nothing in this RSU Agreement shall provide a basis for any person to take any action against the Company or any Affiliate based on matters covered by Section 409A of the Code, including the tax treatment of any amounts paid under the RSUs, and neither the Company nor any Affiliate will have any liability under any circumstances to the Grantee or any other party if the RSUs, the delivery of Shares upon vesting/payment of the RSUs or other payment or tax event hereunder that is intended to be exempt from, or compliant with, Section 409A of the Code, is not so exempt or compliant or for any action taken by the Company with respect thereto.

10. Compliance with Laws and Regulations. The issuance of Shares will be subject to and conditioned upon compliance by the Company and the Grantee (including any written representations, warranties and agreements as the Company may request of the Grantee for compliance with applicable laws) with all applicable local, state, federal and foreign laws and regulations and with all applicable requirements of any stock exchange or automated quotation system on which the Shares may be listed or quoted at the time of such issuance or transfer.

11. Book-Entry Form; Legends. The Company shall issue the Shares to the Grantee by entering such Shares in the Grantee’s name as of such date in the books and records of the Company or, if applicable, a duly authorized transfer agent of the Company. The Shares shall be subject to such stop transfer orders and other restrictions as the Company may deem advisable under the Plan, this RSU Agreement or the rules, regulations, and other requirements of the Securities and Exchange Commission, any stock exchange upon which such Shares are listed, and any applicable local, state, federal and foreign laws, and the Company may cause such Shares to bear a legend or legends to make appropriate reference to such restrictions.

12. No Rights to Future Awards. The grant of the RSUs to the Grantee is a voluntary, discretionary award being made on a one-time basis and it does not constitute a commitment to make any future awards.

13. No Rights as Employee, Director or Consultant. Nothing in this RSU Agreement shall affect in any manner whatsoever the right or power of the Company or an Affiliate (if applicable) to terminate the Grantee’s service with the Company or an Affiliate, for any reason, with or without cause.

14. Miscellaneous.

(a) Governing Law. This RSU Agreement and all acts and transactions pursuant hereto and the rights and obligations of the parties hereto will be governed by and construed in accordance with the internal substantive laws of the State of Ohio. The state and federal courts located in the State of Ohio will have jurisdiction in any action, suit or proceeding based on or arising out of this RSU Agreement, and the Grantee: (i) submits to the personal jurisdiction of such courts; (ii) consents to service of process in connection with any action, suit or proceeding against the Grantee; and (iii) waives any other requirement (whether imposed by statute, rule of court or otherwise) with respect to personal jurisdiction, venue or service of process.

(b) Entire Agreement; Modification; Enforcement of Rights. This RSU Agreement, together with the Notice and the Plan, sets forth the entire agreement and understanding of the parties relating to the subject matter herein and therein and merges all prior discussions between the parties. Except as contemplated under the Plan, or except for any amendment or other action contemplated under Section 9 hereof or any other amendment or action that may be required or desirable to facilitate compliance with applicable law or to mitigate adverse accounting consequences, no modification of or amendment to this RSU Agreement that materially and adversely affects the rights of the Grantee shall be effective unless agreed to in writing by the parties to this RSU Agreement. The failure by either party to enforce any rights under this RSU Agreement shall not be construed as a waiver of any rights of such party.

(c) Severability. If one or more provisions of this RSU Agreement are held to be unenforceable under applicable laws, the parties agree to renegotiate such provision in good faith. In the event that the parties cannot reach a mutually agreeable and enforceable replacement for such provision, then (i) such provision shall be excluded from this RSU Agreement, (ii) the balance of this RSU Agreement shall be interpreted as if such provision were so excluded and (iii) the balance of this RSU Agreement shall be enforceable in accordance with its terms.

(d) Electronic Delivery and Acceptance. The Company may, in its sole discretion, decide to deliver any documents related to current or future participation in the Plan by electronic means. The Grantee hereby consents to receive such documents by electronic delivery and agrees to participate in the Plan through an on-line or electronic system established and maintained by the Company or a third party designated by the Company.

(e) Notices. Any notice required or permitted by this RSU Agreement shall be in writing and shall be deemed sufficient when delivered personally or at time of transmission if sent by telegram or fax or 48 hours after being deposited in the U.S. mail, as certified or registered mail, with postage prepaid, or at the time an electronic confirmation of receipt is received if delivery is by email, and addressed to the party to be notified at such party’s address as set forth below or as subsequently modified by written notice. Any notice for delivery outside the United States will be sent by email, facsimile or by express courier.

(f) Successors and Assigns. The rights and benefits of this RSU Agreement shall inure to the benefit of, and be enforceable by the Company’s successors and assigns. The rights and obligations of the Grantee under this RSU Agreement may not be assigned without the prior written consent of the Company.

(g) No Advice Regarding Grant. The Company is not providing any tax, legal or financial advice, nor is the Company making any recommendations regarding participation in the Plan or the Grantee’s receipt or sale of the underlying Shares. The Grantee should consult with his or her own personal tax, legal and financial advisors regarding his or her participation in the Plan before taking any action related to the Plan.

(h) Country-Specific Provisions. The RSUs shall be subject to any special terms and conditions set forth in the exhibit(s) to this RSU Agreement for the Grantee’s country if the Grantee is outside the United States. Moreover, if the Grantee relocates to one of the countries included in the exhibit(s), the special terms and conditions for such country will apply to the Grantee to the extent the Company determines that the application of such terms and conditions is necessary or advisable for legal or administrative reasons. All exhibits constitute part of this RSU Agreement.

(i) Imposition of Other Requirements. The Company reserves the right to impose other requirements on participation in the Plan, on the RSUs and on any Shares acquired under the Plan, to the extent the Company determines it is necessary or advisable for legal or administrative reasons, and to require the Grantee to sign any additional agreements or undertakings that may be necessary to accomplish the foregoing.

(j) Adjustments. The RSUs will be subject to adjustment pursuant to Section 11 of the Plan.

(k) Acknowledgement. The Grantee acknowledges that the Grantee (i) has received a copy of the Plan, (ii) has had an opportunity to review the terms of this RSU Agreement and the Plan, (iii) understands the terms and conditions of this RSU Agreement and the Plan, and (iv) agrees to such terms and conditions.

ACCEPTANCE OF THE NOTICE BY THE GRANTEE CONSTITUTES

ACCEPTANCE OF THIS RSU AGREEMENT

9